State of Delaware Secretary of State Division of Corporations Delivered 01:55 PM 03/05/2024 FILED 01:55 PM 03/05/2024 SR 20240887984 - File Number 3210832

CERTIFICATE OF FORMATION

OF

TCW SPIRIT DIRECT LENDING LLC

This Certificate of Formation of TCW Spirit Direct Lending LLC, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §§ 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is TCW Spirit Direct Lending LLC.

SECOND. The address of the registered office of the limited liability company in the State of Delaware is 1209 Orange Street, Wilmington DE, New Castle County, 19801.

THIRD. The name and address of the registered agent for service of process on the limited liability company in the State of Delaware is National Registered Agents, Inc., 1209 Orange Street, Wilmington DE, New Castle County, 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of March 5, 2024.

/s/ Zachary Edelman
Zachary Edelman
Authorized Person

TCW.IMANLEGAL201603.2